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                                                                  Exhibit 10.18

                              ANGELICA CORPORATION
                              EMPLOYMENT AGREEMENT
                              --------------------


            This agreement ("Agreement") has been entered into as of this 1st day of January, 2003, (the "Effective Date"), by and between Angelica Corporation, a Missouri corporation ("Angelica"), and Theodore M. Armstrong, an individual ("Armstrong").

            WHEREAS, Angelica currently employs Armstrong as Senior Vice President - Finance and Administration and Chief Financial Officer; and

            WHEREAS, Angelica and Armstrong wish to more specifically define in this Agreement the terms and conditions of Armstrong's continued employment with Angelica, as well as the terms and conditions of the consulting arrangement to become effective upon the termination of Armstrong's employment, all as provided for hereunder.

            NOW THEREFORE, in consideration of the mutual promises herein contained, the parties hereto agree as follows:

SECTION 1: TERM OF AGREEMENT. The term of this Agreement (the "Term"), shall be for the period commencing on the Effective Date and ending on July 31, 2004, subject to any earlier termination by either party in accordance with this Agreement.

SECTION 2:  TERMS AND CONDITIONS OF EMPLOYMENT.

            2.1 EMPLOYMENT PERIOD. Armstrong will be employed by Angelica during the period (the "Employment Period"), commencing on the Effective Date and ending on such date as the parties may mutually agree (the "Employment Termination Date"); provided, however, that if the parties fail to otherwise mutually agree upon an earlier Employment Termination Date, the Employment Termination Date shall be February 28, 2004.

            2.2 EMPLOYMENT. Armstrong shall remain in the employ of Angelica throughout the Employment Period in accordance with the terms and provisions of this Agreement. This Agreement shall remain in full force and effect throughout the Employment Period notwithstanding changes in Armstrong's compensation, location of employment, duties or authority, or any changes in the identity of the corporation to which Armstrong's compensation is charged, provided that said corporation is a subsidiary or affiliate of Angelica.

            2.3 POSITIONS AND DUTIES. Angelica hereby employs Armstrong during the Employment Period and Armstrong hereby accepts such employment during such period, as Senior Vice President - Finance and Administration and Chief Financial Officer, subject to the following and subject to such other reasonable directions of the Chief Executive Officer of Angelica and Angelica's Board of Directors.

            (a) Armstrong shall have such authority and shall perform such duties as are specified in the bylaws of Angelica for the office and position to which he has been appointed hereunder and shall so serve, subject to the control exercised by the Chief Executive Officer of Angelica and Angelica's Board of Directors from time to time.



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            (b) Armstrong agrees to devote such of his time, attention and energy to the business of Angelica as may be required to perform the duties and responsibilities assigned to him to the best of his ability and with reasonable diligence. Such duties and responsibilities shall include, but not be limited to: (i) training and preparing other officers and employees of Angelica to assume the performance of Armstrong's duties and responsibilities; (ii) determining which other officers and employees are best qualified to assume those duties and responsibilities; and (iii) effectively completing the transfer and transition of those duties and responsibilities to such other officers and employees prior to the end of the Employment Period.

            (c) At such time during the Employment Period as the Chief
                Executive Officer of Angelica or Angelica's Board of Directors may determine, in his (or its) sole discretion, Armstrong shall relinquish, resign and no longer hold his office and position as Chief Financial Officer. Although such determination shall remain at the sole discretion of the Chief Executive Officer of Angelica or Angelica's Board of Directors, the parties agree that it shall not be earlier than June 30, 2003. Following such determination, Armstrong will continue to hold his office and position as Senior Vice President, or such other office and/or position, with such other duties and responsibilities as the Chief Executive Officer of Angelica or Angelica's Board of Directors may otherwise, in his (or its) sole discretion, assign to him.

            2.4 COMPENSATION. Armstong's initial base salary during the Employment Period will be $208,000 per annum, (the "Annual Base Salary"), payable in accordance with Angelica's current payroll practices. The Annual Base Salary will be subject to such increases, if any, as the Chief Executive Officer of Angelica or Angelica's Board of Directors may, from time to time, determine, in his (or its) sole discretion, are appropriate. It is specifically understood and agreed that Angelica's Chief Executive Officer will submit the recommendation to Angelica's Board of Directors, at its next regularly scheduled meeting, that the Annual Base Salary be increased to $220,000 per annum, effective February 1, 2003. In addition to the Annual Base Salary, Armstrong will have the opportunity during the Employment Period to earn incentive compensation ("Incentive Compensation") under the incentive compensation plan that is generally available to other similarly situated executives of Angelica. Incentive Compensation during the Employment Period shall range from 0 to 80% of the Annual Base Salary.

            2.5 PARTICIPATION IN BENEFIT PLANS AND PROGRAMS. During the Employment Period Armstrong is eligible to participate in the following plans and programs to the extent such plans and programs may, from time to time, be or remain in effect:

            (a) PARTICIPATION IN PERFORMANCE PLANS. During the Employment
                Period Armstrong is eligible to receive stock-based awards or grants under Angelica's 1994 Performance Plan, 1999 Performance Plan or any other similar plan or program that may, from time to time during such period, be in effect and generally available to other similarly situated executives of Angelica, including stock options, restricted stock and performance awards, all in the discretion of Angelica's Board of Directors and/or its Compensation and Organization Committee.

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            (b) PARTICIPATION IN STOCK BONUS AND INCENTIVE PLAN. During the
                Employment Period Armstrong is eligible to participate in Angelica's Stock Bonus and Incentive Plan, based on current eligibility requirements and subject to the terms and conditions of such plan.

            (c) PARTICIPATION IN RETIREMENT SAVINGS PLAN. During the Employment
                Period Armstrong is eligible to participate in Angelica's Retirement Savings Plan (the "401(k) Plan"), based upon current eligibility requirements and subject to the terms and conditions of such plan.

            (d) PARTICIPATION IN PENSION PLAN. During the Employment Period
                Armstrong is eligible to participate in Angelica's "defined benefit" Pension Plan, based on current eligibility requirements and subject to the terms and conditions of such plan.

            (e) PARTICIPATION IN SUPPLEMENTAL PLAN. During the Employment
                Period Armstrong is eligible to participate in Angelica's Supplemental Plan, based upon current eligibility requirements and subject to the terms and conditions of such plan.

            (f) PARTICIPATION IN DEFERRED COMPENSATION OPTION PLAN. During
                the Employment Period Armstrong is eligible to participate in Angelica's Deferred Compensation Option Plan, based upon current eligibility requirements and subject to the terms and conditions of such plan.

            2.6 TERMINATION. Subject to any earlier termination by either party in accordance with this paragraph 2.6, Armstrong's employment by Angelica shall terminate as of the Employment Termination Date (as defined hereinabove); provided, however, that notwithstanding anything to the contrary contained in this Agreement, either party may elect to terminate the Employment Period (and Armstrong's employment with Angelica), at any time prior to the Employment Termination Date as follows:

            (a) TERMINATION BY ARMSTRONG. Armstrong may elect to
                terminate the Employment Period (and his employment with Angelica), at any time prior to the Employment Termination Date, by giving Angelica not less than thirty (30) days prior written notice of such termination. In the event of such termination by Armstrong, Angelica shall have no further obligations or liabilities to Armstrong under this Agreement, other than any accrued salary owed to Armstrong under this Agreement and any payments or benefits to which Armstrong is entitled under any of the plans or programs in which Armstrong participated as an employee.

            (b) TERMINATION BY ANGELICA WITH GOOD CAUSE. Angelica may,
                with Good Cause, (as that term is hereinafter defined), elect to terminate the Employment Period (and Armstrong's employment with Angelica), at any time prior to the Employment Termination Date, by giving Armstrong written notice of such termination. Any such termination may, in Angelica's sole discretion, be effective immediately or upon such other date as Angelica may determine. For purposes of this Agreement and, in particular, when used in connection with Angelica's termination of the Employment Period (and Armstrong's employment with Angelica by Angelica), "Good Cause" shall mean: (i) Armstrong's willful and continued failure to substantially perform his duties with Angelica (other than as a result of incapacity due to physical or mental condition), after a written demand for

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                substantial performance is delivered to Armstrong by
                Angelica, which specifically identifies the manner in which Armstrong has not substantially performed his duties; (ii) Armstrong's commission of an act constituting a criminal offense involving moral turpitude, dishonesty or breach of trust; or (iii) Armstrong's material breach of any provision of this Agreement. In the event of such termination by Angelica with Good Cause, Angelica shall have no further obligations or liabilities to Armstrong under this Agreement, other than any accrued salary owed to Armstrong under this Agreement and any payments or benefits to which Armstrong is entitled under any of the plans or programs in which Armstrong participated as an employee.

            (c) TERMINATION BY ANGELICA WITHOUT GOOD CAUSE. Angelica may
                elect to terminate the Employment Period (and Armstrong's employment with Angelica), at any time prior to the Employment Termination Date, by giving Armstrong written notice of such termination. Any such termination may, in Angelica's sole discretion, be effective immediately or upon such other date as Angelica may determine. In the event of such termination by Angelica without Good Cause, then, upon the negotiation and execution of a mutually acceptable settlement agreement and release by Angelica and Armstrong, and in addition to any accrued salary owed to Armstrong under this Agreement, and any payments or benefits to which Armstrong is entitled under any of the plans or programs in which Armstrong participated as an employee, Angelica shall pay Armstrong: (i) payments equal to his then current base salary for the period commencing on the effective date of such termination and ending on February 28, 2004; and (ii) payments equal to the Consulting Fees (as hereinafter defined) during the period commencing on March 1, 2004 and ending July 31, 2004. Also in the event of such termination, and in addition to such payments, Angelica will provide to Armstrong, during the period commencing on the effective date of such termination and ending on July 31, 2004, Ancillary Services of the type, nature and scope defined in paragraph 3.4 below. In the event of such termination by Angelica without Good Cause, Angelica shall have no further obligations or liabilities to Armstrong under this Agreement, except as expressly provided in this paragraph
                2.6 (c).

            (d) DEATH OR DISABILITY. The Employment Period (and
                Armstrong's employment with Angelica) shall terminate immediately upon Armstrong's death or upon his becoming disabled (as determined in accordance with Angelica's then current long term disability plan), and unable, in Angelica's reasonable judgment, to substantially perform the duties and responsibilities of his employment under this Agreement. In such event, Angelica shall have no further obligations or liabilities to Armstrong under this Agreement, other than any accrued salary owed to Armstrong under this Agreement, and any payments or benefits to which Armstrong is entitled under any of the plans or programs in which Armstrong participated as an employee.

            Any early termination by either party prior to the Employment Termination Date pursuant to paragraph 2.6 (a), (b) or (c), or any termination pursuant to paragraph 2.6 (d), shall also be deemed to have terminated this Agreement and all further obligations and liabilities of either party except as otherwise expressly provided herein.

            2.7 DETERMINATION OF BENEFITS UPON TERMINATION. Upon termination of the Employment Period (and Armstrong's employment with Angelica), the payments and other benefits to which Armstrong

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may be entitled under the plans and programs identified in paragraph 2.5 above, will be determined in accordance with the following:

            (a) NORMAL TERMINATION OR TERMINATION BY ANGELICA WITHOUT
                GOOD CAUSE. Upon termination of the Employment Period (and Armstrong's employment with Angelica), for any reason other than: (i) by Armstrong pursuant to paragraph 2.6 (a); or
                (ii) by Angelica with Good Cause pursuant to paragraph 2.6
                (b), the retirement benefits to which Armstrong is otherwise entitled under such plans and programs will be determined in a manner such that Armstrong will be deemed to have completed that number of years of service he would have completed had he continued to be employed by Angelica until age 65 and, further, he will be deemed to have attained age 65, all as of the effective date of any such termination. Additionally, as of the effective date of any such termination, any stock based awards or grants held by Armstrong, including stock options and any matching shares under the Angelica Stock Bonus and Incentive Plan, that, by the terms of the plan under which they were granted, have not yet vested, shall thereupon and immediately vest.

                     (i) CASH EQUIVALENT PAYMENTS. It is expressly understood
                         and agreed with respect to paragraph 2.7 (a) above that:

                         (A) If the manner described therein for determining
                             the retirement benefits to which Armstrong is entitled under any such plan or program requires the prior approval or consent of Angelica's Board of Directors, and/or of any of its committees, such approval and consent will be requested.
                             If such approval or consent is not granted or if that manner for determining such retirement benefits is prohibited by the terms of any such plan or program, or by applicable law, then, in any such case, Angelica will pay Armstrong cash payment(s) equal to any additional dollar value that the retirement benefits would have had for Armstrong had such retirement benefits been determined in the manner so described above; and

                         (B) If any plan or program under which Armstrong holds
                             any stock based awards or grants, including stock options, requires the prior approval or consent of Angelica's Board of Directors and/or any of its committees, in order to accelerate their vesting, such approval or consent will be requested. If such approval or consent is not granted, or if such acceleration of vesting is prohibited by the terms of such plan, or by applicable law, then, in any such case, Angelica will pay Armstrong cash payment(s) equal to any additional dollar value that the stock based awards or grants would have had for Armstrong had vesting been so accelerated.

            (b) TERMINATION BY ARMSTRONG OR TERMINATION BY ANGELICA WITH GOOD
                CAUSE. Upon termination of the Employment Period (and Armstrong's employment with Angelica), either: (i) by Armstrong pursuant to paragraph 2.6 (a); or (ii) by Angelica with Good Cause pursuant to paragraph 2.6 (b), the retirement benefits to which Armstrong is otherwise entitled under such plans and programs will be determined in a manner such

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                that Armstrong will be deemed to have completed only that
                number of years of service that he has, in fact, completed as an employee of Angelica as of the effective date of such termination and, further, he shall be deemed to have attained only that age that he has, in fact, attained as of that date. Additionally, as of the effective date of any such termination, any stock based awards or grants, including stock options, that, by the terms of the plan under which they were granted, have not yet vested, will otherwise be treated in accordance with the terms of such plan.

            2.8 CONTINUATION OF HEALTHCARE BENEFITS. Upon termination of the Employment Period (and Armstrong's employment with Angelica), for any reason other than: (i) by Armstrong pursuant to paragraph 2.6 (a); or by Angelica with Good Cause pursuant to paragraph 2.6 (b), then, for a period of ten years thereafter, without cost to Armstrong, Angelica will continue and keep in force, at its sole cost, and for the benefit of Armstrong and his spouse, such healthcare benefits as are at least equivalent to those healthcare benefits as Angelica provides, from time to time during said ten year period, to its executive management personnel; provided, however, that if Armstrong thereafter becomes employed by another employer and is thereby eligible to participate in a healthcare plan maintained or offered by that other employer then, in that event, the healthcare benefits made available to Armstrong and his spouse by Angelica will be secondary to such benefits provided by the plan maintained or offered by such other employer. Upon termination of the Employment Period (and Armstrong's employment with Angelica), either: (i) by Armstrong pursuant to paragraph 2.6 (a); or (ii) by Angelica with Good Cause pursuant to paragraph 2.6 (b), then Angelica will have no obligation hereunder to continue any such healthcare benefits except as may otherwise be required by law.

SECTION 3:  TERMS AND CONDITIONS OF CONSULTING ENGAGEMENT.

            3.1 CONSULTING PERIOD. Subject to any earlier termination of this Agreement by either party pursuant to paragraph 2.6, Armstrong will be engaged by Angelica as a consultant, on an independent contractor basis, during the period (the "Consulting Period"), commencing on the Employment Termination Date and ending on July 31, 2004 (the "Consulting Termination Date").

            3.2 CONSULTING. Armstrong will be engaged by Angelica as a consultant throughout the Consulting Period in accordance with the terms and provisions of this Agreement. During the Consulting Period Armstrong will make himself available to perform such consulting projects as may, from time to time, be assigned to him by the Chief Executive Officer of Angelica and Angelica's Board of Directors. Such consulting projects shall be appropriate as to Armstrong's skills, experience and training but will otherwise be determined in the sole discretion of the Chief Executive Officer and Angelica's Board of Directors. Armstrong agrees to devote such of his time, attention and energy as may reasonably be required to complete the consulting projects assigned to him to the best of his ability and with reasonable diligence.

            3.3 CONSULTING FEES AND EXPENSES. In consideration for such consulting services, Angelica will pay Armstrong, during the Consulting Period, consulting fees of $10,000 per month (the "Consulting Fees"). Additionally, Angelica will reimburse Armstrong, in accordance with Angelica's then current expense reimbursement policies, reasonable out-of-pocket expenses incurred by Armstrong in connection with his performance of consulting services for Angelica hereunder. Consistent with Armstrong's status as an independent contractor, all Consulting Fees and other amounts paid to him pursuant to this Section 3 of this Agreement, will be paid without deduction for federal or state income taxes, social security or similar deductions and withholdings, and Armstrong shall be responsible therefor.

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            3.4 ANCILLARY SUPPORT SERVICES. In addition to the Consulting Fees and out-of-pocket expense reimbursements provided for in paragraph 3.3 above, Angelica will, at its cost, make available and provide to Armstrong for his use in connection with performing consulting services hereunder, office space and clerical assistance, telephone service and other general office services ("Ancillary Services"). Such Ancillary Services will be of such type, nature and scope as are reasonably necessary and appropriate, and will be provided to Armstrong only during such times as he is performing consulting services at Angelica's principal offices in St. Louis, Missouri, or during such other times as Angelica determines are necessary in order to allow Armstrong to complete the consulting projects that have been assigned to him.

            3.5 TERMINATION. Subject to any earlier termination by either party in accordance with this paragraph 3.5, Armstrong's consulting engagement with Angelica shall terminate as of the Consulting Termination Date; provided, however, that notwithstanding anything to the contrary contained in this Agreement, either party may elect to terminate the Consulting Period (and Armstrong's consulting engagement with Angelica), at any time prior to the Consulting Termination Date as follows:

            (a) TERMINATION BY ARMSTRONG. Armstrong may elect to terminate the Consulting Period (and his consulting engagement with Angelica), at any time prior to the Consulting Termination Date, by giving Angelica not less than thirty (30) days prior written notice of such termination. In the event of such termination by Armstrong, Angelica shall have no further obligations or liabilities to Armstrong under this Agreement, other than any accrued consulting fees owed to Armstrong under this Agreement and any payments or benefits to which Armstrong is entitled under paragraph 2.7 of this Agreement.

            (b) TERMINATION BY ANGELICA WITH GOOD CAUSE. Angelica may, with
                Good Cause, (as that term is defined in paragraph 2.6 (b) above and applied to the consulting services performed by Armstrong hereunder), elect to terminate the Consulting Period (and Armstrong's consulting engagement with Angelica), at any time prior to the Consulting Termination Date, by giving Armstrong written notice of such termination. Any such termination may, in Angelica's sole discretion, be effective immediately or upon such other date as Angelica may determine. In the event of such termination by Angelica with Good Cause, Angelica shall have no further obligations or liabilities to Armstrong under this Agreement, other than any accrued consulting fees owed to Armstrong under this Agreement and any payments or benefits to which Armstrong is entitled under paragraph 2.7 of this Agreement. For purposes of this paragraph 3.5 (b), and, in particular, when used in connection with Angelica's termination of the Consulting Period (and Armstrong's consulting engagement with Angelica), Good Cause shall be applied as to the consulting services assigned to and performed by Armstrong hereunder.

            (c) TERMINATION BY ANGELICA WITHOUT GOOD CAUSE. Angelica may,
                without Good Cause, elect to terminate the Consulting Period (and Armstrong's consulting engagement with Angelica), at any time prior to the Consulting Termination Date, by giving Armstrong written notice of such termination. Any such termination may, in Angelica's sole discretion, be effective immediately or upon such other date as Angelica may determine. In the event of such termination by Angelica without Good Cause, then, upon the negotiation and execution of a mutually acceptable settlement agreement and release by


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                Angelica and Armstrong, and in addition to any accrued
                Consulting Fees owed to Armstrong under this Agreement, and any payments or benefits to which Armstrong is entitled under paragraph 2.7 of this Agreement, Angelica shall pay Armstrong payments equal to the Consulting Fees during the period commencing on the effective date of such termination and ending on July 31, 2004. Also in the event of such termination, and in addition to such payments, Angelica will continue to provide to Armstrong, during the period commencing on the effective date of such termination and ending on July 31, 2004, Ancillary Services of the type, nature and scope defined in paragraph 3.4 above. In the event of such termination by Angelica without Good Cause, Angelica shall have no further obligations or liabilities to Armstrong under this Agreement, except as expressly provided in this paragraph 3.5 (c).

            (d) DEATH OR DISABILITY. The Consulting Period (and Armstrong's
                consulting engagement with Angelica) shall terminate immediately upon Armstrong's death or upon his becoming disabled (as determined in accordance with Angelica's then current long term disability plan), and unable, in Angelica's reasonable judgment, to substantially perform the consulting services under this Agreement. In such event, Angelica shall have no further obligations or liabilities to Armstrong under this Agreement, other than any accrued Consulting Fees owed to Armstrong under this Agreement, and any payments or benefits to which Armstrong is entitled under paragraph 2.7 of this Agreement.

            Any early termination by either party prior to the Consulting Termination Date pursuant to paragraph 3.5 (a), (b) or (c), or any termination pursuant to paragraph 3.5 (d), shall also be deemed to have terminated this Agreement and all further obligations and liabilities of either party except as otherwise expressly provided herein.

SECTION 4:  RESTRICTIVE COVENANTS.

            4.1 NON-COMPETE AGREEMENT. Armstrong agrees that during the period beginning on the Effective Date and ending one year after the Employment Termination Date, the Consulting Termination Date or any earlier termination of this Agreement, whichever is later (said period being referred to as the "Restrictive Covenant Period"), and regardless of whether such termination is by the action of Armstrong or Angelica, or by mutual agreement, Armstrong shall not, either for himself or on behalf of any person, firm or corporation (whether for profit or otherwise) engage in any form of competition with Angelica or with any of its business segments, directly or indirectly, through any commercial venture, as a partner, officer, director, stockholder, advisor, employee, consultant, agent, salesman, venturer or otherwise, anywhere that Angelica or any of its business segments are conducting business. This requirement, however, will not limit Armstrong's right to invest in the capital stock or other equity securities of any corporation, the stock or securities of which are publicly owned or are regularly traded on any public securities exchange, so long as such investment does not exceed five percent (5%) of the total capital stock or other equity securities of such corporation than outstanding.


            4.2 CONFIDENTIAL INFORMATION. Armstrong acknowledges that he may have in the past, or may in the future, during his employment or during his consulting engagement with Angelica, develop or be exposed to confidential information concerning Angelica's inventions, processes, methods and confidential

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affairs, property of a proprietary nature and trade secrets of Angelica or its licensors or customers. Armstrong agrees that the maintenance of the proprietary character of such information and property to the fullest extent feasible is important and that for so long as any such confidential information and trade secrets may remain confidential, secret or otherwise wholly or partially protectable, either during or after the Employment Period and Consulting Period, he shall not use or divulge such confidential information or property except as permitted or required by the duties of his employment or consulting engagement with Angelica. Armstrong shall not remove any confidential information of a proprietary nature from Angelica's premises except as required by the duties of his employment or consulting engagement with Angelica. Armstrong shall return to Angelica upon the Employment Termination Date, the Consulting Termination Date or such earlier termination of this Agreement, whichever is later, all models, drawings, photographs, writings, records, papers or other properties produced by Armstrong or coming into his possession by or through his employment or consulting engagement with Angelica.

            4.3 NON-DIVERSION. Armstrong agrees that during the Restrictive Covenant Period, he shall not directly or indirectly or by aid to others, do anything which could be expected to divert from Angelica any trade or business with any customer of Angelica or of any of its business segments.

            4.4 NON-SOLICITATION. Armstrong agrees that during the Restrictive Covenant Period, he shall not solicit or encourage any employee of Angelica, of any of its business segments or of its successors or assigns to terminate his or her employment with Angelica or with any such successor or assign.

            4.5 NON-DISPARAGEMENT. Armstrong agrees that during and after the Employment Period and the Consulting Period, he shall not make any statement or publish any communication which does or which could be expected to defame, disparage or reflect adversely upon Angelica or upon any of Angelica's employees, officers, directors, customers or suppliers.

            4.6 COOPERATION. Armstrong agrees that during and after the Employment Period and the Consulting Period, he will cooperate with Angelica and its representatives in connection with the investigation, litigation or other handling of any matter that may have occurred during his employment or consulting engagement with Angelica. Angelica will reimburse Armstrong for all reasonable expenses he may incur under this paragraph.

            4.7 REASONABLENESS OF RESTRICTIONS. Armstrong agrees that the periods and areas of restrictions set forth in this Section 4, are reasonably required for the protection of Angelica and its business, as well as the continued protection of Angelica's employees. If any one or more of the covenants, agreements or provisions contained herein shall be held to be contrary to the policy of a specific law, though not expressly prohibited, or against public policy, or shall for any other reason whatsoever be held invalid, then such particular covenant, agreement or provision shall be null and void and shall be deemed separable from the remaining covenants, agreements and provisions, and shall in no way affect the validity of any of the other covenants, agreements and provisions hereof. The parties hereto agree that in the event that either the length of time or the geographic area set forth herein is deemed too restrictive in any court proceeding, the court may reduce such restrictions to those which it deems reasonable under the circumstances.

            4.8 EQUITABLE RELIEF. Any action by Employee contrary to the restrictive covenants contained in this Section 4 may as a matter of course be restrained by equitable or injunctive process issued out of any court of competent jurisdiction, in addition to any other remedies provided in law. In the event of the breach of Armstrong's covenants as set forth in this Section 4 and Angelica's obtaining of injunctive relief, the period of restrictions set forth herein shall commence from the date of the issuance of the order which enjoins such activity.

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SECTION 5: MISCELLANEOUS.

            5.1 NOTICE. For purposes of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered, or when mailed by certified or registered mail, return receipt requested, postage prepaid, addressed to the respective addresses as set forth below; provided that all notices to Angelica shall be directed to the attention of the Chief Executive Officer of Angelica, or to such other address as one party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

                Notice to Armstrong
                -------------------
                Theodore M. Armstrong
                43 Countryside Lane
                Frontenac, MO  63131

                Notice to Angelica
                ------------------
                Angelica Corporation
                424 South Woods Mill Road
                Chesterfield, MO 63017-3406
                Attn: Chief Executive Officer

            5.2 WAIVER. Armstrong's or Angelica's failure to insist upon strict compliance with any provision of this Agreement or their failure to assert any right either may have hereunder shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement and shall not operate or be construed as a waiver of any subsequent breach of the same provision.

            5.3 APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Missouri, without reference to its conflict of law principles.

            5.4 SUCCESSORS. This Agreement shall be binding upon and inure to the benefit of any successor of Angelica and any such successor shall be deemed to be substituted for Angelica under the terms of this Agreement. Angelica shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of Angelica to assume expressly and agree to perform the provisions of this Agreement as if no such succession had taken place. As used in this Agreement, "Angelica" shall mean Angelica as hereinbefore defined or any successor to Angelica's business and/or assets which assumes and agrees to perform this Agreement.

            5.5 ENTIRE AGREEMENT. This Agreement contains the entire agreement of the parties with respect to the subject matter hereof and supersedes any prior written or oral agreements, understandings, discussions or negotiations with respect thereto including, but not limited to: (i) the Participation Agreement in the Angelica Corporation Management Retention and Incentive Plan, dated May 11, 1990, between Angelica and Armstrong; and (ii) the Employment Agreement, dated January 1, 2000, between Angelica and Armstrong.

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

               IN WITNESS WHEREOF, Armstrong and Angelica, pursuant to the authorization from its Board of Directors, have caused this Agreement to be executed in its name on its behalf, all as of the day and year first above written.

                          /s/ T. M. Armstrong
                          -------------------
                          Theodore M. Armstrong


                          ANGELICA CORPORATION

                          By: /s/ Don W. Hubble
                              -----------------
                          Name: Don W. Hubble
                                -------------
                          Title: Chairman, President & Chief Executive Officer
                                 ---------------------------------------------

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